UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 333-147178

Date of Report: September 23, 2010

UCI International, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	16-1760186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14601 Highway 41 North

Evansville, Indiana 47725

(Address of principal executive offices)

(812) 867-4156

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 23, 2010, UCI International, Inc. (the “Company”), UCI Acquisition Holdings, Inc., a wholly-owned subsidiary of the Company (“Holdings”) and United Components, Inc., a wholly-owned subsidiary of Holdings (“UCI”) entered into a Credit Agreement, between UCI, as borrower, the Company and Holdings, as guarantors, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, Deutsche Bank Securities Inc., as syndication agent and General Electric Capital Corporation and Keybank, N.A., as co-documentation agents (the “Credit Agreement”).

The Credit Agreement provides for borrowings of up to $500.0 million, which consists of a term loan facility in an aggregate principal amount of $425.0 million, which was fully funded on the date of the Credit Agreement, and a revolving credit facility in an aggregate principal amount of $75.0 million, none of which was drawn on the date of the Credit Agreement. The total amount of the $75.0 million revolving credit facility available for borrowing at September 23, 2010 was approximately $23.1 million due to certain restrictions under the Company’s floating rate senior PIK notes. The maturity date for the (i) term loan facility is 6.5 years from the date of the Credit Agreement and (ii) revolving credit facility is 5 years from the date of the Credit Agreement.

The interest rates payable under the Credit Agreement will depend on the type of loan plus an applicable margin. The initial applicable margin of any Eurodollar Rate Loans made under the Credit Agreement equals 4.50% and the initial applicable margin for any Base Rate Loans made under the Credit Agreement equals 3.50% with step downs of 0.50% for every fiscal quarter after the first full fiscal quarter ending after the closing date for which the total leverage ratio is equal to or less than 3.00 to 1.00. A commitment fee of 0.75% per annum accrues on unused amounts of the commitments under the revolving credit facility with step downs to 0.50% for every fiscal quarter after the first full fiscal quarter ending after the closing date for which the total leverage ratio is equal to or less than 3.00 to 1.00.

The Credit Agreement contains customary representations and warranties and covenants, including, without limitation, the following covenants: maintenance of a maximum total leverage ratio, maintenance of minimum interest coverage ratio and maximum capital expenditures covenant.

The Credit Agreement also includes customary events of default, in certain cases subject to reasonable and customary periods to cure, including but not limited to: failure to make payments when due, breach of covenants, breach of representations and warranties, insolvency proceedings, certain judgments and attachments and any change of control. The occurrence of an event of default may result in the termination of the Credit Agreement, accelerate UCI’s repayment obligations and allow the loan parties to exercise all rights and remedies available to them with respect to the collateral. Certain defaults under the financial maintenance covenants may be cured by equity contributions to UCI, subject to customary limitations on the amount of equity contributions, the use of proceeds thereof and the number of times on which the cure may be utilized.

Pursuant to a guarantee and collateral agreement, dated September 23, 2010, by UCI and the Company, Holdings and the wholly-owned restricted, material, domestic subsidiaries of UCI, as guarantors in favor of the administrative agent for the benefit of the secured parties (the “Guarantee & Collateral Agreement”), all borrowings under the Credit Agreement are secured by (subject to certain exceptions) a (i) first priority security interest in and mortgages on substantially all tangible and intangible assets (including, without limitation, accounts receivable, inventory, equipment, general intangibles, intercompany notes, insurance policies, investment property, intellectual property, material owned real property and proceeds of the foregoing) and (ii) first-priority security interest in (A) 100% of the stock of Holdings and UCI and 100% of the stock of substantially all of UCI’s present and future direct and indirect restricted domestic subsidiaries (other than any restricted domestic subsidiary substantially all of the assets of which constitute the equity of controlled foreign corporations (each, a “CFC Holdco”)), (B) 100% of the non-voting stock of substantially all of UCI’s first-tier present and future foreign subsidiaries and (C) 65% of the voting stock of substantially all of UCI’s first-tier present and future foreign subsidiaries and CFC Holdcos.

The foregoing descriptions of the Credit Agreement and Guarantee & Collateral Agreement are qualified in their entirety by the terms of each such agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry by UCI into the Credit Agreement described under Item 1.01, on September 23, 2010, UCI’s Amended and Restated Credit Agreement, dated May 25, 2006 (the “Previous Credit Agreement”), by and among UCI, as borrower, Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint advisors, joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, ABN AMRO Bank N.V., Bank of America, N.A. and General Electric Capital Corporation, as co-documentation agents, and Bank of America, N.A. (as successor to Lehman Commercial Paper Inc.), as administrative agent, and the several banks and other financial institutions or entities from time to time parties to the agreement, was terminated and all obligations existing under the Previous Credit Agreement were repaid in full using a portion of the proceeds of the Credit Agreement. The Previous Credit Agreement was scheduled to expire on June 30, 2012; there were no penalties for early termination. As a result of the termination of the Previous Credit Agreement, the Guarantee and Collateral Agreement, dated as of June 20, 2003, among UCI, Holdings and certain subsidiaries of UCI, for the benefit of Lehman Commercial Paper, Inc., as administrative agent, was terminated as well.

On September 23, 2010, UCI (i) instructed the Trustee (as defined below) to provide holders of UCI’s 9  3/8% Senior Subordinated Notes due 2013 (the “Notes”) with a notice of redemption in accordance with the terms of the indenture governing the Notes (the “Indenture”) and (ii) deposited cash provided by the Credit Facility with Wells Fargo Bank, National Association as trustee (the “Trustee”) under the Indenture, to satisfy and discharge the Indenture and to fund the redemption of all outstanding Notes. The redemption date has been set for October 25, 2010 (the “Redemption Date”). As of September 23, 2010, the aggregate outstanding principal amount of the Notes was approximately $228.2 million, net of unamortized original issue discount of $1.8 million. Pursuant to the terms of the Indenture, all Notes outstanding on the Redemption Date will be due and payable on the Redemption Date at 101.563% of their principal amount plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

10.1	Credit Agreement, dated September 23, 2010, among United Components, Inc., as borrower, UCI International, Inc. and UCI Acquisition Holdings, Inc., as guarantors, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, Deutsche Bank Securities Inc., as syndication agent and General Electric Capital Corporation and Keybank, N.A., as co-documentation agents.

10.2	Guarantee and Collateral Agreement, dated September 23, 2010, among UCI International, Inc., UCI Acquisitions Holdings, Inc., United Components, Inc. and certain of its subsidiaries, in favor of Bank of America, N.A, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCI International, Inc.

Date: September 27, 2010	/s/ KEITH A. ZAR
Keith A. Zar, Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Document Description

10.1	Credit Agreement, dated September 23, 2010, among United Components, Inc., as borrower, UCI International, Inc. and UCI Acquisition Holdings, Inc., as guarantors, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, Deutsche Bank Securities Inc., as syndication agent and General Electric Capital Corporation and Keybank, N.A., as co-documentation agents.

10.2	Guarantee and Collateral Agreement, dated September 23, 2010, among UCI International, Inc., UCI Acquisitions Holdings, Inc., United Components, Inc. and certain of its subsidiaries, in favor of Bank of America, N.A, as administrative agent.